                                                                     EXHIBIT 3.7

                            HARKEN ENERGY CORPORATION

                            (A Delaware corporation)

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I
                                    OFFICERS

         Section 1.01. Registered Office. The registered office and address of the corporation is Capitol Services, Inc., 615 South DuPont Highway, Dover, Delaware 19901. The name of its registered agent at such place shall be Capitol Services, Inc. The board of directors may change the corporation's registered office or registered agent, or both, in the manner set forth in Section 133 of the General Corporation Law of the State of Delaware (hereinafter call the "Act").

         Section 1.02. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 2.01. Place of Meetings. All meetings of the stockholders shall be held at Houston, Texas, or at such other place and at such address as shall be specified in the notice of such meeting.

         Section 2.02. Annual Meetings; Elections of Directors. Annual Meetings of Stockholders commencing with the year 2002 shall be held at the time and place designated by the board of directors and as set forth in the notice of the meeting, at which meeting shall be elected the successors to the class of directors whose terms shall expire in such year and further shall transact such other business as may properly be brought before the meeting.

         Section 2.03. Special Meetings. Special Meetings of the stockholders, for any purpose(s), unless otherwise prescribed by the Act or by the certificate of incorporation, may be called by the chairman of the board, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holders owning at least one-tenth (1/10) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose(s) of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.04. Notices. Written or printed notice of the annual or any special meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, shall be delivered to each stockholder of record entitled to vote not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting. In accordance with the provisions of the Act, a single notice may be given to stockholders sharing an address if consented to by the stockholders at that address, which consent shall be revocable.

         Section 2.05. Voting List. The officer who has charge of the stock transfer books of the corporation shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of shares held by each. Such list shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books and to vote at any meeting of stockholders.

         Section 2.6.  Quorum and Adjournment.

         (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Act or by the certificate of incorporation. Without regard to whether such quorum shall be presented or represented at the meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         (b) When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.07. Voting Rights.

         At any meeting of stockholders --

         (a) Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the certificate of incorporation as permitted by the Act.

         (b) Treasury shares, shares of stock owned by another corporation the majority of voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         (c) A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be voted after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable by law.

         (d) At all elections of directors each holder of stock entitled to vote shall be entitled to cast for the election of directors as many votes as shall equal the number of shares of stock held multiplied by the number of directors to be elected, and to cumulate his votes and cast all of such votes for a single director or distribute such votes among the number to be voted for in such manner as the holder may see fit and with notice as provided in the certificate of incorporation.

         (e) Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

         (f) Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

         (g) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         (h) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 2.08. Method of Voting. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent (10%) of the shares entitled to vote shall demand, that voting be by written ballot.

         Section 2.09. Written Consent. Any action required to be or which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof and then delivered to the secretary of the corporation for inclusion in the minute book of the corporation.

         Section 2.10. Stockholder Proposals. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, otherwise properly brought before the meeting by or at the direction of the board of directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the date of the corporation's proxy statement released to stockholders in connection with the annual meeting for the previous year; provided, however, that in the event that less than 70 day's notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.10, provided, however, that nothing in this Section 2.10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure. At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors.

         Section 2.11. Nominations of Persons for Election to the Board of Directors. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the date of the corporation's proxy statement released to stockholders in connection with the annual meeting for the previous year; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.01. Number. The business and affairs of the corporation shall be managed by a board of nine (9) directors, who need not be residents of the State of Delaware or stockholders of the corporation.

         Section 3.02. Election. At each annual meeting of stockholders, the stockholders shall elect the successors to the class of directors whose term shall expire. Each director elected shall hold office until his successor shall be elected and qualified or until he has been removed as provided in Section
3.04 herein.

         Section 3.03. Vacancies.

         (a) Vacancies on the board of directors resulting from any cause may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         (b) Any open directorship which is created due to an increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum. In creating such a new directorship by increasing the authorized directors, the board of directors shall establish thelass of each new directorship so created. The person who is elected by the board of directors to fill such newly created directorship shall so serve with the other members of such class of directors until that class's term shall expire or until their respective successors are duly elected and qualified.

         Section 3.04. Removal. Any director may only be removed for cause and only in accordance with the provisions of the certificate of incorporation of the corporation.

         Section 3.05. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary or annual fee as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or for serving on such committees. Such levels of compensation shall be set from time to time by the board of directors.

         Section 3.06.  Meetings of the Board of Directors.

         (a) Place. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         (b) Annual Meeting. The board of directors shall meet each year immediately after the annual meeting of stockholders, at the place where such meeting of stockholders was held, unless a different time and place be fixed by the vote of the directors prior to the annual meeting, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of such meeting shall be necessary to either old or new members of the board of directors. In the event such meeting is not held immediately following the annual meeting, or at the time and place as fixed by the directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         (c) Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board by resolution.

         (d) Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or by the president, and shall be called by the president or secretary upon the written request of two (2) directors. Written notice of special meetings of the board of directors shall be given to each director at least three (3) days before the date of each meeting.

         (e) Quorum. A majority of the number of directors fixed by the bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the Act or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         (f) Telephone Meeting. Annual, regular and special meetings of the board of directors, upon proper notice or waiver thereof, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a director participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         (g) Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all the members of the board of directors and such unanimous consent shall have the same force and effect as a unanimous vote at a meeting of the board of directors.

                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

         Section 4.01. Designation of Executive Committee. The board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws, may designate two (2) or more directors to constitute an executive committee. The designation of such executive committee and the delegation of authority herein granted shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. No member of the executive committee shall continue to be a member thereof after he ceases to be a director of the corporation. The board of directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

         Section 4.02. Powers of the Executive Committee. During the interval between meetings of the board of directors, the executive committee shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where action of the board of directors is specified by the Act or other applicable law, including power to authorize the seal of the corporation to be affixed to all papers which may require it. The executive committee may also from time to time formulate and recommend to the board of directors for approval general policies regarding the management of the business and affairs of the corporation. All minutes of meetings of the executive committee shall be submitted to the next succeeding meeting of the board of directors for approval; the failure to submit the same or to receive the approval thereof shall not invalidate any completed or incompleted action taken by the corporation upon authorization by the executive committee prior to the time at which the same should have been, or was, submitted as above provided.

         Section 4.03. Chairman and Procedure. Upon the designation of an executive committee by the board of directors, such executive committee shall elect one of its members as chairman and may elect one of its members as vice chairman and shall adopt rules of procedure providing, among other things, for the manner of calling meetings, giving notices thereof, quorum requirements therefor, and the methods of conducting same.

                                    ARTICLE V
                                    OFFICERS

         Section 5.01. Enumeration. The officers of the corporation shall be appointed by the board of directors, and shall be a chairman of the board and chief executive officer, a vice chairman of the board, president, senior vice president, one or more vice presidents (with or without such descriptive titles as the board of directors may deem appropriate), a secretary, a treasurer and a controller. The board may also appoint any one or more of the following officers: assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person except the offices of president and secretary. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 5.02. General Duties. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in the by laws, or as may be determined by resolutions of the board of directors not inconsistent with the bylaws.

         Section 5.03. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders, or as soon thereafter as conveniently as vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner provided in Section 5.04 herein.

         Section 5.04. Removal. Any officer or agent elected or appointed by the board of directors or the executive committee may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5.05. Resignations. Any officer may resign at any time by giving notice to the board of directors, or to the chairman of the board, president or secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.06. Vacancies. Any vacancy in any office because of death, resignation, removal, or other cause, shall be filled for the unexpired portion of the term in the manner prescribed in the bylaws for the election or appointment to such office.

         Section 5.07. Salaries. The salaries of the officers shall be fixed, from time to time, by the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         Section 5.08. Chairman of the Board. The chairman of the board shall be chosen from among the directors and shall be the chief executive officer of the corporation. The chairman of the board shall have general supervision over all other officers as well as over the business and affairs of the corporation. The chairman shall preside at all meetings of the board of directors and of the stockholders and shall have such other authority and responsibility as is designated to him by the board of directors from time to time.

         Section 5.09. Vice Chairman of the Board. The vice chairman shall be chosen from among the directors. He shall preside at meetings of the board in the absence of the chairman. He shall have such other duties as shall be delegated to him by the chairman or by the board of directors.

         Section 5.10. President. The president shall be the chief operating officer of the corporation and shall have general supervision over its business and affairs, subject to the control of the chairman and the board of directors. As chief operating officer of the corporation the president shall have general supervision over the subordinate officers and shall delegate and determine their duties. He shall, at the discretion of or in the absence of the chairman of the board, preside at meetings of the stockholders, and in the absence of the chairman of the board, at meetings of the board of directors.

         Section 5.11. Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. If one of the vice presidents be designated as executive vice president, he shall be the senior vice president. They shall generally assist the president and exercise such other powers and perform such other duties as are delegated to them by the president and as the board of directors may prescribe.

         Section 5.12. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and shall keep or cause to be kept in books provided for that purpose the minutes of all meetings of the board of directors and all meetings of stockholders and shall perform like duties for the standing committees when required. He shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law. He shall be custodian of the records (other than financial records) and the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, any of which signatures may be facsimile. In general, he shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the board of directors, the chairman of the board, or the president.

         Section 5.13. Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors, the chairman of the board, or the president may from time to time prescribe.

         Section 5.14. Treasurer. The treasurer shall be the financial officer of the corporation, shall have charge and custody of, and be responsible for, all funds and securities of the corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; and shall deposit all such funds and other valuable effects in the name and to the credit of the corporation in such banks or other depositories as shall be designated by the board of directors. In general, he shall perform all the duties incident to the office of treasurer and such other duties as, from time to time, may be designated to him by the board of directors, the chairman of the board or the president. He shall render to the president and the board of directors, whenever the same shall be required, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 5.15. Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors, the chairman of the board or the president may from time to time prescribe.

         Section 5.16. Controller. The controller shall be a financial officer of the corporation and assist the treasurer in the discharge of his duties, as described in Section 5.14 above, and perform any and all duties designated to him by the board of directors, the chairman of the board, the president or the treasurer.

         Section 5.17. General Counsel. The general counsel shall be the chief legal officer of the corporation. The person designated as general counsel may hold any other office to which elected. The board may appoint an individual lawyer or a law firm as the general counsel of the corporation, as it may elect. If a law firm should be selected, then one member thereof shall be designated as the particular lawyer in such firm whose personal services are contemplated. The general counsel shall, when called upon, counsel and advise with the officers of the corporation on any legal matters which may arise in the conduct of the corporation's business, shall handle all claims and litigation involving the corporation and shall perform such further legal services as may be contemplated or requested by the board of directors.

         Section 5.18. Bonding. If required by the board of directors, all or any one or more of the officers (and particularly the treasurer and assistant treasurers) shall give the corporation a bond in such amount, with such surety or sureties, and subject to such renewal requirements, as may be ordered by the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 5.19. Other Officers and Titles. The board of directors may appoint such other officers, attorneys in fact or other representatives and may create such other officers and/or titles as it may from time to time determine to be appropriate to carrying out the corporation's business. The board of directors may further identify any office or officer with a specification of an area or areas of focus or primary responsibility, as it shall from time to time determine to be appropriate.

                                  ARTICLE VII
                         INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

         The corporation shall indemnify any director, officer, or employee, or former director, officer or employee of the corporation, or any person who may have served at its request as a director, officer or employee of another corporation of which this corporation owns shares of capital stock, or of which it is a creditor, as more specifically provided in the certificate of incorporation.

                                  ARTICLE VIII
                                 CAPITAL STOCK

         SECTION 8.01. Certificates Representing Shares. The shares of capital stock of the corporation shall be represented by certificates signed by, or in the name of the corporation by, the president or vice president and the secretary or an assistant secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof. If the corporation shall be authorized to issue more than one class of stock, the designations, preferences, limitations and relative rights of each class and the variations in the relative rights and preferences of each series of any preferred or special class of stock shall be set forth upon the face or back thereof in full or summary form or be incorporated by reference on the face or back of the certificate in accordance with the provisions of the Act.

         Section 8.02. Facsimile Signatures. If the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of the chairman, the president, vice president, secretary or assistant secretary may be facsimile. In case any officer(s) who have signed, or whose facsimile signature(s) have been placed upon such certificate(s) shall have ceased to be such officer(s) of the corporation, whether because of death, resignation or otherwise, before such certificate(s) is issued by the corporation, such certificate(s) may be issued and delivered as though the person(s) who signed such certificate(s) or who facsimile signature(s) have been placed thereon were such officer(s) at the date of its issuance.

         Section 8.03. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate(s), in the place of any certificate(s) theretofore issued by the corporation alleged to have been lost, stolen or destroyed, but the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft, or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the corporation, the transfer agent, and the registrar against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. The board of directors may established with the transfer agent a blanket bond procedure.

         Section 8.04. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate and record the transaction upon its books.

         Section 8.05. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 8.06. Right of Inspection. Any person who shall have been a stockholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times during business hours, for any proper purpose, the corporation's books and records of account, minutes and records of stockholders, and shall be entitled to make extracts therefrom.

         Section 8.07. Stock Options and Agreements. Any stockholder of this corporation may enter into agreements giving to any other stockholder(s) or any third party an option to purchase any of this stock in the corporation; and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement be filed with the corporation and reference thereto placed upon the certificate representing said shares of stock.

                                   ARTICLE IX
                  GENERAL PROVISIONS -- SPECIAL CORPORATE ACTS

         Section 9.01. Notice. Whenever, under law, the certificate of incorporation or these bylaws, notice is required to be given to any stockholder, director or member of any committee of the board of directors, such notice shall be written or printed and delivered personally or mailed, with postage prepaid thereon, to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice may also be given by facsimile or other electronic transmission. For purposes of these bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process. Neither the business to be transacted at or the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 9.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Act or by the certificate of incorporation or by these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall constitute waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 9.03. Closing of Transfer Books - Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as a record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders has been made as provided in this Section 9.03, such determination shall apply to any adjournment thereof; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 9.04. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and Section 170 of the Act.

         Section 9.05. Execution of Deeds, Contracts, Etc. Subject always to the specific directions of the board of directors, all deeds and mortgages made by the corporation and all other written contracts and agreements to which the corporation shall be a party shall be executed in its name by the chairman of the board, the president or one of the vice presidents; and the secretary or an assistant secretary, when necessary or required, shall affix and attest the corporate seal thereto.

         Section 9.06. Endorsement of Stock Certificates. Subject always to the specific directions of the board of directors, any share(s) of stock issued by any other corporation and owned by the corporation (including reacquired shares of stock of the corporation), may, for sale or transfer, be endorsed in the name of the corporation by the chairman of the board, the president or one of its vice presidents, and attested by the secretary or an assistant secretary either with or without affixing thereto the corporate seal.

         Section 9.07. Voting of Shares Owned by Corporation. Subject always to the specific directions of the board of directors, any share(s) of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders' meeting of such other corporation by the chairman of the board, the president of the corporation, if either be present, or in the absence of the chairman of the board and the president, by any vice president of the corporation, who may be present. Whenever, in the judgment of the chairman of the board, the president, or in the absence of the chairman of the board and the president, of any vice president, it is desirable for the corporation to execute a proxy or give a stockholder's consent in respect to any share(s) of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the chairman of the board, the president or one of the vice presidents of the corporation and shall be attested by the secretary or an assistant secretary of the corporation under the corporate seal without necessity of any authorization by the board of directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share(s) of stock issued by such other corporation and owned by the corporation the same as such share(s) might be voted by the corporation.

         Section 9.08. Annual Statement. The board of directors shall present at each annual meeting, and when called for by the vote of stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 9.09. Fiscal Year. The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the board of directors.

         Section 9.10. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the words "Corporate Seal, Delaware" and may have inscribed thereon the year of the organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X
                              AMENDMENTS TO BYLAWS

         The board of directors, by the affirmative vote of a majority of the directors, may at any meeting, alter, amend, or repeal any of these bylaws, or may adopt new bylaws, subject, however, to the right of the stockholders to repeal or change any such action by the board of directors.

As amended and restated as of March 6, 2003.

                                                    /s/ A. Wayne Hennecke
                                                --------------------------------
                                                A. Wayne Hennecke, Secretary